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                                                                  Exhibit 99.(e)

                           FOURTH AMENDED AND RESTATED
                             UNDERWRITING AGREEMENT

                                  E*TRADE FUNDS

                               4500 Bohannon Drive
                              Menlo Park, CA 94025

                              As of August 25, 2004

E*TRADE Securities, LLC
4500 Bohannon Drive
Menlo Park, CA 94025

      Re: Fourth Amended and Restated Underwriting Agreement ("Agreement")

Ladies and Gentlemen:

          E*TRADE Funds ("Trust"), on behalf of each of it series (each a "Fund") and E*TRADE Securities, LLC ("E*TRADE Securities") entered into this Fourth Amended and Restated Underwriting Agreement dated as of August 25, 2004, pursuant to which E*TRADE Securities acts as the exclusive selling agent and principal underwriter for the shares of the series and classes of the Trust, as set forth on Schedule A, as amended from time to time.

     The Trust is a Delaware statutory trust operating as an open-end management investment company. The Trust is registered as such under the Investment Company Act of 1940, as amended ("1940 Act"), and interests in the Trust ("Shares") are registered under the Securities Act of 1933, as amended ("1933 Act"). The Trust currently consists of the series listed on the attached Schedule A, each of which is subject to this Agreement. The Trust, on behalf of each Fund, desires to offer and sell the authorized but unissued Shares of each Fund to the public in accordance with applicable federal and state securities laws.

     You have informed us that E*TRADE Securities, LLC is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934 and is a member in good standing of the National Association of Securities Dealers, Inc. You have indicated your desire to act as the exclusive selling agent and principal underwriter for the Shares of each Fund and for such other series of the Trust hereinafter established as agreed to from time to time and evidenced by the addition of such series to Schedule A of this Agreement. We have been authorized by the Trust to execute and deliver this Agreement to you by a resolution of our Board adopted at a meeting of the Trustees, at which a majority of Trustees, including a majority of our Trustees who are not otherwise interested persons of our investment manager or its related organizations, were present and voted in favor of the said resolution approving this Underwriting Agreement. This Underwriting Agreement is intended to apply to all Shares of each Fund issued before or after this Agreement.

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     1. Appointment of Underwriter. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the exclusive sales agent for distribution of the Shares and agree that we will deliver to you such Shares as you may sell. You agree to use your best efforts to promote the sale of the Shares, but you are not obligated to sell any specific number of the Shares.

     2. Independent Contractor. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind the Trust or each Fund by your actions, conduct or contracts, except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute the Shares through dealers (or otherwise) as you may determine necessary or desirable from time to time. This Agreement shall not, however, be construed as authorizing any dealer or other person to accept orders for sale or repurchase on our behalf or to otherwise act as our agent for any purpose.

     3. Offering Price. Shares of each Fund shall be offered at a price equivalent to their net asset value as set forth in each Fund's Prospectus. On each business day on which the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares, which shall be determined and become effective as of the close of business of the New York Stock Exchange on that day. The net asset value so determined shall apply to all orders for the purchase of the Shares received by dealers prior to such determination, and you are authorized in your capacity as our agent to accept orders and confirm sales at such net asset value; provided that, such dealers notify you of the time when they received the particular order and that the order is placed with you prior to your close of business on the day on which the applicable net asset value is determined. To the extent that our Fund Sub-Administrator, Fund Accounting Agent, Transfer Agent and Dividend Disbursing Agent (collectively, "Agent") and the Custodian(s) for any pension, profit-sharing, employer or self-employed plan receive payments on behalf of the investors, such Agent and Custodian(s) shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify all of the dealers comprising your selling group and the Agent and Custodian(s) of the effective net asset value as received from us. Should we at any time calculate our net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.

     4. Payment of Shares. At or prior to the time of delivery of any of the Shares you will pay or cause to be paid to the Custodian, for our account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such Shares from the offering price of such Shares when received by you.

     5. Registration of Shares. No Shares shall be registered on our books until
(i) receipt by us of your written request therefor; (ii) receipt by the Custodian and Agent of a certificate signed by an officer of the Trust stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Custodian. We will provide for the recording of all Shares purchased in unissued form in "book accounts", unless a request in writing for certificates is received by the

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Agent, in which case certificates for shares in such names and amounts as is specified in such writing will be delivered by the Agent, as soon as practicable after registration thereof on the books.

     6. Purchases for Your Own Account. You shall not purchase Shares for your own account for purposes of resale to the public, but you may purchase Shares for your own investment account upon your written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

     7. Payment of Expenses.

          (a) If and to the extent that such payments may be made consistently with Rule 12b-1 or any plan adopted thereunder by the Fund, each Fund shall assume and pay for the following expenses: (i) costs of preparing, printing and distributing reports, Prospectuses and Statements of Information used by it in connection with the sale or offering of its Shares and all advertising and sales literature relating to it printed at your instruction; and (ii) counsel fees and expenses in connection with the foregoing.

          (b) You shall pay all of your own costs and expenses connected with the sale of Shares.

     8. Furnishing of Information. We will furnish to you such information with respect to our company and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify our Shares for sale to the public under the Blue Sky Laws or in jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and with such additional information regarding our financial condition, as you may reasonably request from time to time.

     9. Conduct of Business. Other than the currently effective Prospectus and Statement of Additional Information, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of federal and state securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all such material prior to their use and no such material shall be published if we shall reasonably and promptly object.

     You shall comply with the applicable federal and state laws and regulations where our Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     10. Redemption. You are authorized as our agent and subject to our direction, to redeem outstanding Shares of each Fund when properly tendered by shareholders pursuant to the redemption right granted to the shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of each Fund next determined

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after proper tender and acceptance. The Trust has delivered to you a copy of its
Trust Instrument as currently in effect and agrees to deliver to you any amendments thereto.

     11. Other Activities. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor or dealer for other investment companies in the offering of their Shares.

     12. Term of the Agreement. This Agreement shall continue in effect with respect to each Fund as indicated on Schedule B hereto. The Agreement shall continue annually thereafter for successive one (1) year periods if approved at least annually for a Fund (i) by a vote of a majority of the outstanding voting securities of the respective Fund or by a vote of the Trustees of the Trust, and
(ii) by a vote of a majority of the Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on this Agreement.

     13. Termination. Either party may terminate this Agreement without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; provided, that in the case of termination by any series of the Trust, such action shall have been authorized (i) by resolution of the Trustees, or (ii) by vote of a majority of the outstanding voting securities of the respective series, or (iii) by written consent of a majority of the disinterested Trustees. The Agreement shall automatically terminate if it is assigned by you.

     14. Suspension of Sales. We reserve the right at all times to suspend or limit the public offering of the Shares upon written notice to you, and to reject any order in whole or in part.

     15. Miscellaneous.

          (a) This Agreement shall be subject to the laws of the State of Delaware and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company.

          (b) As used herein, the terms "Net Asset Value," "Offering Price," "Investment Company," "Open-End Investment Company," "Assignment," "Principal Underwriter," "Interested Person," "Parents," and "Majority of the Outstanding Voting Securities," shall have the meanings set forth in the 1933 Act and the 1940 Act, as applicable, and the rules and regulations promulgated thereunder. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and you may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in our joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this

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Section 15(b). Any such interpretations or clarification shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effected if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

     16. Liability.

          (a) Nothing contained herein shall be deemed to protect you against any liability to us or to our shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          (b) You shall look only to the assets of a series for the performance of this Agreement by the Trust on behalf of such series and neither the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     17. Compensation. Pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan") by each fund or class listed in Schedule C ("Rule 12b-1 Fund"), E*TRADE Securities shall be compensated by each such Rule 12b-1 Fund through the payment a monthly fee (payable on or before the fifth (5th) business day of the following month) computed daily at the annual rate for each Rule 12b-1 Fund as specified in Schedule C.

     18. Quarterly Reporting. E*TRADE Securities shall furnish to the Trust, at least quarterly, reports as to the sales of each Rule 12b-1 Fund's shares made with respect to which E*TRADE Securities provides services and/or assumes expenses under the Rule 12b-1 Plan as well as information as to the distribution activities and services provided to each such

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Rule 12b-1 Fund by E*TRADE Securities and others under the Rule 12b-1 Plan.
These reports may be combined with any similar report prepared by E*TRADE Securities.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                            Very truly yours,

                                            E*TRADE FUNDS
                                            (on behalf of each Fund listed in
                                            the attached Schedule A)


                                            By:
                                                --------------------------------
                                            Title:
                                                   -----------------------------

Agreed to and Accepted:

E*TRADE SECURITIES, LLC


By:
    -------------------------------------
Title:
       ----------------------------------

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                                   SCHEDULE A
                                     to the
                           Fourth Amended and Restated
                             Underwriting Agreement

The series of E*TRADE Funds currently subject to this Fourth Amended and Restated Underwriting Agreement, as amended, are as follows:

E*TRADE California Municipal Money Market Fund

E*TRADE Government Money Market Fund

E*TRADE International Index Fund

E*TRADE Money Market Fund

E*TRADE Municipal Money Market Fund

E*TRADE New York Municipal Money Market Fund

E*TRADE Russell 2000 Index Fund

E*TRADE S&P 500 Index Fund

E*TRADE Technology Index Fund

                                       A-1

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                                   SCHEDULE B
                                     to the
                           Fourth Amended and Restated
                             Underwriting Agreement

FUND                                             End of Initial Term
----                                             -------------------
E*TRADE California Municipal Money Market Fund
   Sweep Class                                   October 7, 2004

E*TRADE Government Money Market Fund
   Sweep Class                                   October 7, 2004

E*TRADE International Index Fund                 October 22, 2001

E*TRADE Money Market Fund
   Premier Class                                 November 8, 2005
   Sweep Class                                   October 7, 2004

E*TRADE Municipal Money Market Fund
   Premier Class                                 May 1, 2005
   Sweep Class                                   October 7, 2004

E*TRADE New York Municipal Money Market Fund
   Sweep Class                                   October 7, 2004

E*TRADE Russell 2000 Index Fund                  December 26, 2002

E*TRADE S&P 500 Index Fund                       February 3, 2001

E*TRADE Technology Index Fund                    August 12, 2001

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                                   SCHEDULE C
                                     to the
                           Fourth Amended and Restated
                             Underwriting Agreement

FUND/CLASS                                       Rule 12b-1 Fee
----------                                       --------------
E*TRADE Money Market Fund

   Sweep Class                                   0.45% of the Fund's average
                                                 daily net assets, calculated as
                                                 described in Section 17 of the
                                                 Agreement.

   Premier Class                                 N/A

E*TRADE Government Money Market Fund

   Sweep Class                                   0.45% of the Fund's average
                                                 daily net assets, calculated as
                                                 described in Section 17 of the
                                                 Agreement.

E*TRADE Municipal Money Market Fund

   Sweep Class                                   0.40% of the Fund's average
                                                 daily net assets, calculated as
                                                 described in Section 17 of the
                                                 Agreement.

   Premier Class                                 N/A

E*TRADE California Municipal Money Market Fund

   Sweep Class                                   0.40% of the Fund's average
                                                 daily net assets, calculated as
                                                 described in Section 17 of the
                                                 Agreement.

E*TRADE New York Municipal Money Market Fund

   Sweep Class                                   0.40% of the Fund's average
                                                 daily net assets, calculated as
                                                 described in Section 17 of the
                                                 Agreement.

                                       C-1